EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into on May 15, 2026 (the “Effective Date”) by and between Healthy Extracts Inc., a Nevada corporation (“Healthy Extracts”) and Aaron Hefter, an individual (“Hefter”). Each of Healthy Extracts and Hefter may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to an Acquisition Agreement (the “Acquisition Agreement”) of even date herewith by and among Healthy Extracts, Healthy Extracts Canada Inc., a British Columbia corporation and wholly-owned subsidiary of Healthy Extracts (“HE Canada”), Adli Gummies Inc., an Ontario corporation (“Adli”), and the Adli shareholders, one of which is Hefter (the “Shareholders”), Hefter was issued 2,159,520 Class B common shares of HE Canada (the “HE Canada Shares”);

WHEREAS, the HE Canada Shares have no voting rights;

WHEREAS, Hefter has the right, but not the obligation, at any time upon his choosing, to convert some or all of the HE Canada Shares into shares of common stock of Healthy Extracts as set forth herein.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby confirmed, the Parties agree as follows:

AGREEMENT

1.Hefter may, at any time or from time to time, upon two (2) business days advance notice to Healthy Extracts, exchange some or all of the HE Canada Shares for shares of common stock of Healthy Extracts on a one-for-one basis (an “Exchange”).

2.The effective date of any Exchange will be the date on which Hefter gives the required notice to Healthy Extracts.

3.Upon the Exchange, the HE Canada Shares received by Healthy Extracts from Hefter will be cancelled.

4.Miscellaneous.

(a)No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties, and no waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties.

(b)Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)At such time as Hefter is no longer the holder of any of the HE Canada Shares, this Agreement shall terminate.

(d)The Parties hereby consent to the exclusive jurisdiction of the courts of the Province of Ontario as set forth in the Acquisition Agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AS SET FORTH IN THE ACQUISITION AGREEMENT.

(e)This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one in the same agreement.

(f)All amounts herein shall refer to United States Dollars and in immediately available funds.

(g)All notices hereunder shall be given as set forth in the Acquisition Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date first above written.

“Healthy Extracts”	“Hefter”

Healthy Extracts Inc.,
a Nevada corporation

/s/ Kevin “Duke” Pitts	/s/ Aaron Hefter
By:Kevin “Duke” Pitts	Aaron Hefter, individually
Its:President